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                                                                  EXHIBIT 23(a)

                            September 8, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                        RE: ALUMINUM COMPANY OF AMERICA

  We are aware that our reports dated April 6 and July 7, 1998, except for
Note i, for which the date is August 5, 1998, of our review of interim financial information of Aluminum Company of America (the "Company") and subsidiaries for the three-month periods ended March 31, 1998 and June 30, 1998 and included in Alcoa's Quarterly Reports on Form 10-Q for the quarters then ended, are incorporated by reference in this registration statement on Form S-3 for the registration of Debt Securities, Warrants to purchase Senior Debt Securities, Preferred Stock and Common Stock of the Company and Trust Preferred Securities of Alcoa Trust I. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

  Very truly yours,

  PricewaterhouseCoopers LLP